EXHIBIT (j)

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 11, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-00826) of Dreyfus U.S. Treasury Long Term Fund.


                                   ERNST & YOUNG LLP


New York, New York
April 26, 1999